Exhibit 99.1


ILEX Oncology Reports Q2 2004 Results; Development of Key Compounds Advances Ahead of Schedule

    SAN ANTONIO--(BUSINESS WIRE)--July 21, 2004--ILEX(TM) Oncology Inc. (Nasdaq:ILXO) today reported that global net sales of CAMPATH(R)/MABCAMPATH(R) (alemtuzumab) recorded by Schering AG, Germany (NYSE:SHR) (FSE:SCH) and its U.S. affiliate Berlex Laboratories Inc. totaled $17.2 million during the second quarter of 2004.
    These sales compare to an estimated $16 million in sales for the same quarter a year ago, excluding an inventory stocking effect of approximately $7 million reported last year. For the first six months of 2004, global net sales of CAMPATH totaled $38.3 million.
    During the quarter, ILEX announced that the New Drug Application
(NDA) filing for its investigational compound clofarabine for acute pediatric leukemia was formally accepted by the U.S. Food and Drug Administration (FDA) and granted a priority review. In a separate announcement today, ILEX reported that the FDA will grant clofarabine six months of extended market exclusivity under the Best Pharmaceuticals for Children Act.
    "In addition to this positive news on clofarabine, we are pleased to have completed enrollment this quarter, sooner than expected, in two important trials of CAMPATH as front-line therapy in chronic lymphocytic leukemia and relapsing/remitting multiple sclerosis," said President and CEO Jeff Buchalter. "These large trials in previously untreated patient populations represent our stepped-up investment in the clinical development of CAMPATH and potential expansion of the market going forward."

    Q2 and First Half 2004 Financial Data

    For the second quarter ended June 30, 2004, ILEX reported a net loss of $15.8 million, or a loss of $0.40 per share. These 2004 results compare to a net loss of $8.8 million, or a loss of $0.27 per share, in the second quarter of 2003. The 2003 results benefited from the inventory stocking effect noted above.
    For the first six months of 2004, the company's net loss was $34.2 million, or $0.88 per share. Included in these results were charges of $4.3 million, or $0.11 per share, related to the recently announced merger agreement with Genzyme Corporation and licensing costs of $4 million, or $0.10 per share, associated with ILEX's completion of the clofarabine NDA submission. The company also continued to make key investments in its research and development programs. These 2004 results compare to a net loss of $33.7 million, or a loss of $1.03 per share, in the first six months of 2003, which included a net settlement charge of $16.5 million, or $0.49 per share.

    Revenue

    Total revenue for the second quarter of 2004 was $8.0 million, compared to revenue of $10.1 million for the second quarter of 2003. For the first six months of 2004, revenue totaled $18.1 million, compared to $18.8 million for the same period last year. In line with the company's product-driven strategy, 2004 revenue was derived primarily from the contribution from CAMPATH.
    The CAMPATH contribution, identified as product profit and royalty revenues in the company's statements of operations, totaled $4.2 million in the second quarter of 2004, compared to $8.6 million in the same period of 2003. For the first six months of 2004, ILEX's CAMPATH sales contribution totaled $11.0 million, as compared to $13.1 million in the same period last year. The 2003 revenue results were positively impacted by the inventory build discussed above.
    Out-licensing revenues of $1.5 million were received in the second quarter of 2004 related to the achievement of a milestone associated with a 2003 license agreement with QuatRx Pharmaceuticals for ILEX research platforms focused on lipids.

    Research and Development

    R&D expense totaled $16.2 million for the second quarter of 2004 as compared to $11.9 million for the same period of 2003. The increased R&D spending reflects the accelerated enrollment costs for clinical trials of CAMPATH as well as costs related to the clofarabine NDA submission. For the first half of 2004, R&D expense totaled $31.6 million, compared to $22.5 million for the same period last year, as ILEX continued to make focused investments in its key compounds, including CAMPATH, clofarabine and ILX-651.

    Selling, General and Administrative (SG&A)

    SG&A expense totaled $5.5 million in the second quarter of 2004 compared with $3.2 million in the same quarter of 2003. For the first six months of 2004, SG&A expense totaled $12.4 million, compared with $6.9 million in the same period of 2003. These three-month and six-month increases are primarily the result of merger-related expenses.

    Cash and Marketable Securities

    As of June 30, 2004, ILEX had $144.1 million in cash and marketable securities.

    Recent Operational Achievements

    Notable non-financial achievements include:

    -- ILEX shareholder approval of the proposed merger agreement with Genzyme Corporation. The transaction is expected to be completed some time this summer, pending clearance from the Federal Trade Commission and other customary closing conditions.

    -- Completion of enrollment to the randomized Phase III study of CAMPATH vs. chlorambucil as front-line therapy in 284 previously untreated patients with progressive B-cell chronic lymphocytic leukemia (B-CLL). Interim results from this trial, presented by clinical investigators at the American Society of Clinical Oncology (ASCO) meeting in June, showed the two drugs appeared to have comparable safety profiles in 174 patients then evaluable.

    -- Presentation of data at ASCO from two related studies by U.K. investigators which showed the ability of CAMPATH to clear leukemic cells from the bone marrow of B-CLL patients, a result known as eradication of minimal residual disease (MRD). Attaining MRD-negative remission leads to increased overall survival.

    -- Completion of enrollment to the randomized Phase II study of CAMPATH vs. Rebif(R) in previously untreated patients with relapsing/remitting multiple sclerosis (MS).

    -- U.S. Food and Drug Administration (FDA) acceptance of ILEX's New Drug Application (NDA) for clofarabine for the treatment of refractory or relapsed acute leukemia in children. The NDA has been granted priority review, and the review period is currently under way. Updated results from the company's pivotal trials, presented at ASCO by Sima Jeha, M.D., of St. Jude Children's Research Hospital, showed a 31% overall response rate among 49 children with acute lymphoblastic leukemia (ALL) and a 26% overall response rate among 35 children with acute myeloid leukemia (AML).

    -- Initiation of a third Phase II study of the company's investigational solid tumor compound, ILX-651, in patients with hormone-refractory prostate cancer whose disease has progressed after first-line treatment with Taxotere(R). Two additional Phase II studies of ILX-651 are under way in metastatic melanoma and non-small cell lung cancer. In a presentation at ASCO reporting preliminary safety data on 15 patients from the melanoma trial, clinical investigators concluded that ILX-651 appears to be a safe, well-tolerated treatment in locally advanced and metastatic melanoma patients.

    About ILEX

    ILEX Oncology Inc. is an oncology drug development company with a marketed product, CAMPATH(R) in the United States and MABCAMPATH(R) in the European Union, as well as a pipeline of investigational compounds focused on the treatment of cancer. ILEX maintains a core competency in oncology drug development in San Antonio, Texas. ILEX also conducts research in angiogenesis inhibition, cell signaling, medical chemistry and nuclear receptor biology at its laboratories in Boston, Mass., and Geneva, Switzerland. In February 2004, ILEX entered into an agreement and plan of merger with Genzyme(R) Corporation, a leading global biotechnology company. The merger is expected to close this summer, but remains subject to clearance by the Federal Trade Commission and other customary closing conditions. Further information about ILEX can be found on the company's Web site at www.ilexonc.com.

    About Schering AG

    Schering AG, Germany (NYSE:SHR) (FSE:SCH) holds exclusive worldwide marketing and distribution rights plus additional exclusive development rights in Japan and the Asian Pacific region to CAMPATH/MabCampath. The product is marketed in the United States by Berlex Laboratories, a U.S. affiliate of the Schering AG Group. CAMPATH was launched in the United States and Europe, where it is named MabCampath, in 2001.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements about the proposed transaction between Genzyme and ILEX and the time at which the companies expect the transaction to be completed. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, the possibility that the transaction is not completed; the possibility that the transaction may not obtain FTC clearance on terms acceptable to the companies or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the possibility that other closing conditions are not met; Genzyme's ability to successfully integrate ILEX's operations and programs with Genzyme's and the time and resources required to do so; the actual design, results and timing of preclinical and clinical studies for the companies' products and product candidates; enrollment rates for the companies' clinical trials; the actual timing and content of submissions to and decisions made by regulatory authorities regarding the companies' products and product candidates, including the receipt of marketing approval in the United States for clofarabine; the ability to manufacture sufficient quantities of products for development and commercialization activities and to do so in a timely and cost-efficient manner; the ability to attract and retain qualified sales forces; the availability and extent of reimbursement from third-party payers for the companies' products and product candidates; the scope, validity and enforceability of patents directed to, and the effect of any third-party proprietary rights on, the companies' products and product candidates; the accuracy of the companies' information concerning the markets for their respective products and product candidates, including growth projections; and the risks and uncertainties described in reports filed by ILEX and Genzyme with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information under the heading "Risk Factors" in the registration statement on Form S-4 filed by Genzyme with respect to the proposed transaction and under the heading "Additional Business Risks" in ILEX's Annual Report on Form 10-K for the year ending Dec. 31, 2003. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements, risks or reasons. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

    CAMPATH(R) and MABCAMPATH(R) are registered trademarks of ILEX Oncology Inc. or its subsidiaries. Genzyme(R) is a registered trademark of Genzyme Corporation. All rights reserved.

                          ILEX ONCOLOGY INC.
                       STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)


                               Three Months Ended  Six Months Ended
                                    June 30,           June 30,
                                 2004      2003     2004      2003
                               --------- -------- --------- ---------
REVENUE:
 Product profit and royalty      $4,248   $8,559   $11,042   $13,058
 Product development              1,874      859     3,989     4,211
 Contract research services         274      464       612     1,094
 Outlicensing revenue             1,588       63     1,675       104
 Other                               29      182       794       345
                               --------- -------- --------- ---------

      Total revenue               8,013   10,127    18,112    18,812
                               --------- -------- --------- ---------

OPERATING EXPENSES:
 Research and development
  costs                          16,218   11,920    31,595    22,532
 Licensing costs                    374    1,453     4,573     2,011
 Selling, general and
  administrative                  5,498    3,154    12,386     6,874
 Direct cost of research
  services                          170      309       381       749
 Depreciation and amortization    1,772    2,039     3,570     3,856
 Settlement charge                   --       --        --    16,500
                               --------- -------- --------- ---------

      Total operating expenses   24,032   18,875    52,505    52,522
                               --------- -------- --------- ---------

OPERATING LOSS                  (16,019)  (8,748)  (34,393)  (33,710)

OTHER INCOME (EXPENSE):
 Interest income and other          645    1,157     1,206     2,363
 Interest expense                  (440)  (1,145)   (1,027)   (2,289)
                               --------- -------- --------- ---------

LOSS BEFORE INCOME TAXES        (15,814)  (8,736)  (34,214)  (33,636)
 Provision for foreign
  income taxes                       (6)     (56)      (15)      (77)
                               --------- -------- --------- ---------

NET LOSS                       $(15,820) $(8,792) $(34,229) $(33,713)
                               ========= ======== ========= =========

BASIC AND DILUTED NET LOSS
 PER SHARE                       $(0.40)  $(0.27)   $(0.88)   $(1.03)
                               ========= ======== ========= =========
WEIGHTED AVERAGE NUMBER OF
 SHARES OF COMMON STOCK
 OUTSTANDING                     39,075   32,737    39,068    32,658
                               ========= ======== ========= =========


                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)

                                              June 30,   December 31,
                                                2004         2003
                                            ------------ ------------
CURRENT ASSETS:
Cash and cash equivalents                       $64,906      $63,154
Investments in marketable securities             58,674       75,791
Restricted investments                              816          816
Accounts receivable, net of allowance for
 doubtful accounts of $5 in 2004 and 2003           354          166
Accounts receivable from Schering AG              8,864        8,363
Other receivables                                 1,754        2,152
Prepaid expenses and other                        3,225        2,433
                                            ------------ ------------
Total current assets                            138,593      152,875
                                            ------------ ------------

Investments in marketable securities             18,062       56,209
Restricted investments                            1,691        1,691
Completed technology asset, net of
 accumulated amortization of $11,571 and
 $9,257 in 2004 and 2003, respectively           53,229       55,543
Other intangible assets, net of accumulated
 amortization of $695 and  $517 in 2004 and
 2003, respectively                               4,105        4,283
Other assets                                        987          689
Property and equipment, at cost, net of
 accumulated depreciation of $9,734 and
 $10,302 in 2004 and 2003, respectively           2,910        3,805
                                            ------------ ------------

TOTAL ASSETS                                   $219,577     $275,095
                                            ============ ============


                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)

                                              June 30,   December 31,
                                                2004         2003
                                            ------------ ------------
CURRENT LIABILITIES:

 Accounts payable                                $9,788      $11,477
 Accrued liabilities --
   Related parties                                  651          564
   Other                                          5,190        6,646
 Deferred revenue                                   512          385
 Note payable                                    19,418       38,390
                                            ------------ ------------
Total current liabilities                        35,559       57,462
                                            ------------ ------------

 Deferred revenue                                   902        1,077
 Other non-current liabilities                      734          742
                                            ------------ ------------

TOTAL LIABILITIES                                37,195       59,281
                                            ------------ ------------

STOCKHOLDERS' EQUITY:
 Convertible preferred stock, $0.01 par
  value; 20,000,000 shares authorized; no
  shares issued or outstanding                       --           --
 Common stock, $0.01 par value; 100,000,000
  shares authorized; 39,112,047 and
  39,046,917 issued and outstanding in 2004
  and 2003, respectively                            391          390
 Additional paid-in capital                     561,292      560,632
 Deferred compensation                             (215)        (359)
 Accumulated deficit                           (379,773)    (345,544)
 Accumulated other comprehensive income             687          695
                                            ------------ ------------

  Total stockholders' equity                    182,382      215,814
                                            ------------ ------------

  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                      $219,577     $275,095
                                            ============ ============


    CONTACT: ILEX Oncology Inc., San Antonio
             Craig Tooman or Ann Stevens, 210-949-8417